Exhibit 99.1

DUBAI PORTS INTERNATIONAL COMPLETES ACQUISITION OF
CSX WORLD TERMINALS

•	DPI IS NOW ONE OF THE TOP 6 PORT OPERATORS IN THE WORLD

•	DPI HAS OPERATIONS THAT SPAN THE GLOBE ADDING ASIA AND LATIN AMERICA TO EXISTING FACILITIES IN MIDDLE EAST, EUROPE, AFRICA AND INDIA

•	DPI HAS ACQUIRED FUTURE DEVELOPMENT PROJECTS INCLUDING PUSAN NEWPORT IN SOUTH KOREA

•	DPI ABLE TO SERVICE INTERNATIONAL CUSTOMERS WITH A GLOBAL NETWORK

Dubai, Hong Kong, Jacksonville, FL, 22 February 2005 — Dubai Ports International (“DPI”), one of the world’s leading port operators, today announces that it has completed the acquisition of CSX World Terminals (“CSX WT” or “the Company”) the international terminal business of CSX Corporation ( NYSE: CSX), for closing cash consideration of USD1.142 billion, subject to final working capital and long-term debt adjustments.

The conclusion of this transaction means that DPI is now one of the world’s top 6 operators. DPI currently has extensive operations in the Middle East, Africa, Europe and India. The acquisition of CSX WT gives DPI a strong presence in Asia for the first time, including CT3 and CT8W in Hong Kong, Tianjin and Yantai in China as well as operations in Australia, Germany, Dominican Republic and Venezuela. DPI now has a truly international network with the capacity to service the needs of customers across the globe. The combined portfolio consists of interests in 15 operational terminals in 13 locations with a combined capacity in excess of 24 million TEUs.

Importantly for the future development and expansion of the network, DPI has acquired the Company’s strong pipeline of development projects. In particular, CSX WT has a 25% interest in, and will be the operator of, Pusan Newport, South Korea, a 9-berth facility with a capacity of 5.5 million teus that is currently under development and is expected to commence operations in 2006.

DPI has also acquired interests in logistics businesses in Hong Kong and China, notably ATL, the market leading logistics operator based at Kwai Chung, Hong Kong. On 30 December 2004, prior to the completion of this transaction, CSX WT announced that it had raised its stake in Asia Container Terminals Ltd (“ACT”) to 68.6% giving the Group a majority share in this important operation. ACT is the owner and operator of the premier terminal CT8W in Hong Kong.

The transaction was financed from a committed loan facility arranged and underwritten by Deutsche Bank AG on 16 December 2004 for USD1.45 billion.

Deutsche Bank acted as financial adviser to Dubai Ports International and Citigroup Global Markets acted as financial adviser to CSX with respect to the transaction. Sullivan & Cromwell LLP acted as legal counsel to DPI and Arnold & Porter LLP represented CSX.

Sultan Ahmed Bin Sulayem, Executive Chairman, Dubai Ports, commented:

“I am delighted that the transaction is completed. The acquisition of CSX WT complements DPI’s existing network giving us a truly global footprint that will benefit our customers and partners around the world. It will allow DPI to participate in the long-term growth of the global transportation and logistics industry and gives us access to new growth markets in Asia and Latin America.

” I would like to take this opportunity to welcome CSX WT’s employees into the DPI family. We are all looking forward to working with you to build and develop this business.”

Mohammed Sharaf, Managing Director, Dubai Ports International, said:

“The addition of such strong operations in Asia means that we can look forward to further enhancing our relationships with existing DPI customers and extending our high service levels to new ones. We are proud of the relationships we have with our international customers and want to serve them at an international level.

“The skills that have made the Dubai Ports such a success story will be transferred to the newly-acquired businesses. Over the longer-term we will seek to improve the breadth and quality of the services available across our network. As always, we are focused on providing our customers with a level of service second to none.”

Peter Wong, Vice President China, CSX World Terminals said:

“I am very pleased that the acquisition has been completed. DPI has an excellent reputation for the successful management and growth of port operations. It is clear that the combination of two such complimentary operations is great news for our customers and employees.”

Rufin Mak, Vice President Hong Kong, CSX World Terminals said:

“This is an exciting time for the World Terminals business and we are looking forward to working with DPI to create an even more successful company.”

— ENDS —

          For further information please contact:

Asia	Middle East
Gavin Anderson & Company	Bell Pottinger Communications
Richard Barton	Tom Mollo
+852 9308 1056	+9714 390 2514
+852 2218 9988	+9715 0550 4203
rbarton@gavinanderson.com.hk	tmollo@bell-pottinger.co.uk

Ilja Maynard-Gregory	Europe
+852 9803 5702	Robin Tozer
+852 2218 9952	+44 (0)207 861 3891
imaynard-gregory@gavinanderson.com.hk	+4478877 21295
rtozer@bell-pottinger.co.uk

          Notes to the Editor

          About Dubai Ports

Dubai Ports (comprising of Dubai Ports International “DPI” and Dubai Ports Authority, “DPA”) owns, operates and manages container terminals and ports around the world.

In 2004, the terminals operated by Dubai Ports handled over 8 million TEUS which includes ports in India (Port of Visakhapatnam), Saudi Arabia (Port of Jeddah), Djibouti (Port of Djibouti) and Romania (Port of Constantza) and the home terminals of Jebel Ali and Port Rashid. Through a sister company, DPI also manages the free zones of Malaysia’s Port Kalang and the Tangier Free Zone.

DPI’s unique cross-sector expertise offers solutions in all aspects of port operations, ultimately driving efficiency and financial returns for port users. DPI also enables its customers to experience the same high level of service that they have come to expect when their vessels call at Dubai. DPA is known for its ability to provide a superior level of service to shipping lines at its flagship domestic operations of Port Rashid and Jebel Ali and has been voted “Best Seaport in the Middle East” for 10 consecutive years.

DPA ranks within the largest container ports worldwide in volume and has in recent years embarked on a significant expansion programme. Over the next 10 years, DPA is planning to increase capacity from current 6.5 million TEUS to over 20 million TEUS. Over the last three years, DPA’s annual growth in throughput has averaged 23%. In December 2004, DPA reported 24% growth in its handling operations and set a cargo traffic record of 6.4 million TEUS for the year. Dubai was ranked the 10th largest port operation in the world. DPI in its four international port operations — Jeddah, Djibouti, Vizag and Constantza — achieved 26.5% growth year on year in 2004.

On 8 December 2004, DPI signed a definitive agreement with CSX Corporation to acquire the international terminal business conducted by CSX World Terminals (CSX WT) and other related interests. CSX WT is a leading international terminal developer and operator with operations in Asia, Europe, Australia and Latin America. With completion of this transaction, DPI ranks as a top 6 global ports operator. On 30 December 2004, CSX WT announced that it had increased its stake in Asia Container Terminals (“ACT”) to 68.6%. ACT is the owner and operator of the premier terminal CT8W in Hong Kong.

In addition to DPI’s established operations it is undertaking a number of major development projects around the world including the construction of India’s largest single operator container terminal at Vallarpadam at Kochi Port and the largest capacity and deepest port in South Korea at Pusan New Port.

DPI has been at the forefront of Dubai’s extraordinary transformation into one of the world’s leading trade and commerce hubs.

About CSX Corporation

CSX Corporation (NYSE: CSX), based in Jacksonville, Fla., owns the largest rail network in the eastern United States. CSX and its 34,000 employees provide rail transportation services over a 21,000 route-mile network in 23 states, the District of Columbia and two Canadian provinces, and intermodal services through CSX Intermodal.